Vanguard Telecommunication Services Index Fund
Vanguard Consumer Discretionary Index Fund
Vanguard Information Technology Index Fund

Supplement to the Prospectus and Summary Prospectuses
Dated December 21, 2017

On November 15, 2017, S&P Dow Jones Indices and MSCI Inc. announced upcoming changes to the target indexes tracked by Vanguard Telecommunication Services Index Fund, Vanguard Consumer Discretionary Index Fund, and Vanguard Information Technology Index Fund (collectively, the "Funds"). MSCI has not yet determined the specific effective date for its changes, but Vanguard expects that they will take effect in the latter half of 2018.

New Target Indexes and New Fund Name

To effect these changes, the Funds will begin tracking the transition indexes listed in the table below, on an interim basis, in the first phase of a two-phased index change previously approved by the board of trustees of Vanguard World Fund (the "Board"). The Funds will track these custom transition indexes until the pending MSCI changes take effect, at which point the Funds will resume tracking their applicable MSCI target indexes, also shown in the table below, to complete the second phase. The two-phased approach is intended to enable the Funds? advisor, The Vanguard Group, Inc., to make necessary adjustments to portfolio holdings in a manner that has the least impact on Fund shareholders. Additionally, the Board has approved renaming Vanguard Telecommunication Services Index Fund as Vanguard Communication Services Index Fund.

The Funds are expected to implement the transition indexes and name change in the second quarter of 2018. To protect the Funds from the potential of harmful "front running" by traders, the exact timing of the index changes (and the related name change) will not be disclosed to investors. In the meantime, the Funds will continue seeking to track their current indexes.

The adjustments to each Fund?s portfolio holdings are expected to result in modest, temporary increases in each Fund's transaction costs and turnover rate. It is important to note that actual transaction costs, turnover rate, and any other costs will be highly dependent upon a number of factors, including the market environment at the time of the portfolio adjustments. These changes are not expected to increase the Funds' expense ratios or result in material amounts of capital gains distributions.

Vanguard Fund Current Target Index
Custom MSCI
Transition Index MSCI Target Index
Telecommunication
Services Index Fund
(will be renamed
Communication
Services Index Fund)
MSCI US Investable
Market Communication
Services 25/50 Index
MSCI US Investable
Market Communication
Services 25/50
Transition Index
MSCI US Investable
Market
Communication
Services 25/50 Index
Consumer
Discretionary Index
Fund
MSCI US Investable
Market Consumer
Discretionary 25/50
Index
MSCI US Investable
Market Consumer
Discretionary 25/50
Transition Index
MSCI US Investable
Market Consumer
Discretionary 25/50
Index
Information
Technology Index
Fund
MSCI US Investable
Market Information
Technology 25/50
Index
MSCI US Investable
Market Information
Technology 25/50
Transition Index
MSCI US Investable
Market Information
Technology 25/50
Index

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THESE FUNDS ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI INC.
("MSCI"), ANY OF ITS AFFILIATES, ANY OF ITS DIRECT OR INDIRECT INFORMATION PROVIDERS OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING ANY MSCI INDEX (COLLECTIVELY, THE "MSCI PARTIES"). THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY VANGUARD. NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE OWNERS OF THESE FUNDS OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN FUNDS GENERALLY OR IN THESE FUNDS PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED
AND CALCULATED BY MSCI WITHOUT REGARD TO THESE FUNDS OR THE ISSUER OR OWNER OF THESE FUNDS. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUERS OR OWNERS OF THESE FUNDS INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THESE FUNDS TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE CONSIDERATION INTO WHICH THESE FUNDS ARE
REDEEMABLE. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY
TO THE OWNERS OF THESE FUNDS IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THESE FUNDS.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES WHICH MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, LICENSEE?S CUSTOMERS OR COUNTERPARTIES, ISSUERS OF THE FUNDS, OWNERS OF THE FUNDS, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. NONE
OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND THE MSCI PARTIES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO ANY MSCI
INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING WITHOUT LIMITATION LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

(C) 2018 The Vanguard Group, Inc. All rights reserved.
Vanguard Marketing Corporation, Distributor. PS 5483 032018